SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-RURAL CELLULAR CL A
          GAMCO ASSET MANAGEMENT INC.
                       4/12/06            2,000-           15.2320
                       4/03/06            1,000-           14.5140
                       3/20/06            4,000-           13.4215
                       2/23/06              900-           14.3600
                       2/22/06            1,000-           14.0110

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.